Exhibit 99.906 CERT

Section 906 Certification

I, Stephen Kyllo, certify that the periodic reporting containing the financial statements filed herewith pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78a(d) (the “1934 Act”) fully complies with the requirements of said Section 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: June 6, 2025

/s/ Stephen Kyllo
Stephen Kyllo
(President and Principal Executive Officer)

I, Stephen Kyllo, certify that the periodic reporting containing the financial statements filed herewith pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78a(d)) (the “1934 Act”) fully complies with the requirements of said Section 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: June 6, 2025

/s/ Stephen Kyllo
Stephen Kyllo
(President and Principal Executive Officer)

I, Jill McFate, certify that the periodic reporting containing the financial statements filed herewith pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78a(d)) (the “1934 Act”) fully complies with the requirements of said Section 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: June 6, 2025

/s/ Jill McFate
Jill McFate
(Treasurer and Principal Financial Officer)